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                                                                     Exhibit 21.
                                                                     -----------

                       GREEN TREE FINANCIAL CORPORATION
                                 SUBSIDIARIES

The following is a list of the Company's subsidiaries which are all owned 100% by Green Tree Financial Corporation who is the ultimate or immediate parent:

                                                            State of
Name of Subsidiary                                        Incorporation
------------------                                        -------------

Green Tree Financial Servicing Corporation                   Delaware

Green Tree Financial Corp.- Alabama                          Delaware

Green Tree Financial Corp.- Texas                            Delaware

Green Tree Credit Corp.                                      New York

Green Tree Consumer Discount Company                         Pennsylvania

Consolidated Acceptance Corporation                          Nevada

Piper Financial Services, Inc.                               Minnesota

Green Tree Retail Services Bank                              South Dakota

Green Tree Capital Finance                                   Utah

Green Tree Vendor Services Corporation                       Delaware

Green Tree Finance Corp.-One                                 Minnesota

Green Tree Finance Corp.-Two                                 Minnesota

Green Tree Finance Corp.-Three                               Minnesota

Green Tree Finance Corp.-Five                                Minnesota

Green Tree Manufactured Housing Net
  Interest Margin Finance Corp. I                            Delaware

Green Tree Manufactured Housing Net
  Interest Margin Finance Corp. II                           Delaware

Green Tree Floorplan Funding Corp.                           Delaware

Green Tree Vehicles Guaranty Corporation                     Minnesota

MaHCS Guaranty Corporation                                   Delaware


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                                                         State of
Name of Subsidiary                                     Incorporation
------------------                                     -------------

Green Tree RECS Guaranty Corporation                     Minnesota

Green Tree First GP Inc.                                 Minnesota

Green Tree Second GP Inc.                                Minnesota

Green Tree Agency, Inc.                                  Minnesota

Green Tree Agency of Alabama, Inc.                       Alabama

Green Tree Agency of Kentucky, Inc.                      Kentucky

Green Tree Agency of Nevada, Inc.                        Nevada

GTA Agency, Inc.                                         New York

Crum-Reed General Agency, Inc.                           Texas

Dealer Service Trust Corporation                         Minnesota

Consolidated Casualty Insurance Company                  Arizona

G.T. Reinsurance Limited                                 Turks and Caicos
                                                         Island

Rice Park Properties Corporation                         Minnesota

Woodgate Consolidated Incorporated                       Texas

Woodgate Utilities Incorporated                          Texas


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